CERTIFICATE OF AMENDMENT
                                       OF
                                     BY-LAWS
                                       OF
                          TEMPLETON INSTITUTIONAL TRUST

                               (changing name from
                         "TEMPLETON INSTITUTIONAL TRUST"
                                       to
                        "TEMPLETON INSTITUTIONAL FUNDS")

     The undersigned Secretary of Templeton Institutional Trust, a Delaware statutory trust (the "Trust"), does hereby certify:

     1. That a majority of the Board of Trustees of the Trust (the "Board") approved the By-Law amendment set forth in the following resolution at a meeting of the Board duly held on December 5, 2006:

     RESOLVED, that pursuant to the authority granted to the Board under Article VIII, Section 2 of the By-Laws of the Trust and Article IV, Section 3(a)(2) of the Agreement and Declaration of Trust of the Trust, the By-Laws of the Trust are hereby amended by deleting the name TEMPLETON INSTITUTIONAL TRUST from the heading of such By-Laws, and every other place where such name appears, and replacing such name with TEMPLETON INSTITUTIONAL FUNDS, effective as of the time the Certificate of Amendment of Certificate of Trust establishing such name change is filed with the Delaware Secretary of State.

     2. That pursuant to Article VIII, Section 2 of the By-Laws, which governs amendments of the By-Laws, the above By-Laws amendment is effective as of the time the Certificate of Amendment of Certificate of Trust establishing such name change is filed with the Delaware Secretary of State.

     IN WITNESS WHEREOF, the undersigned Secretary of the Trust certifies as to the above as of the 5th day of December, 2006.


                                                    /s/Robert C. Rosselot
                                                    ---------------------
                                                    Robert C. Rosselot
                                                    Secretary